Dreyfus investment funds

Establishment and Designation of Classes of Shares
of Beneficial Interest

The undersigned, being a Vice President and Assistant Secretary of Dreyfus Investment Funds, a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 6.1 and Section 9.3 of the Amended and Restated Agreement and Declaration of Trust, dated October 27, 2011 (the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees at a meeting held on April 25, 2013, the Trust's Board of Trustees designated a new class of Shares (as that term is defined in the Declaration of Trust) of beneficial interest of each series of the Trust named below (each, a "Fund") as follows:

1.   The new class of Shares established and designated by the Trust's Board of Trustees are "Class Y" shares of the following Funds:  Dreyfus/Newton International Equity Fund, Dreyfus/Standish Global Fixed Income Fund, Dreyfus/Standish Intermediate Tax Exempt Bond Fund, Dreyfus/The Boston Company Small/Mid Cap Growth Fund, and Dreyfus/The Boston Company Small Cap Growth Fund.

2.   The existing classes of Shares of each Fund, except Dreyfus/The Boston Company Small Cap Growth Fund, continue to be designated as "Class A" shares, "Class C" shares and "Class I" shares.

3.   The existing class of Shares of Dreyfus/The Boston Company Small Cap Growth Fund continues to be designated as "Class I" shares.

4.   Class A shares, Class C shares, Class I shares and Class Y shares shall each be entitled to all of the rights and preferences accorded to Shares of the applicable Funds under the Declaration of Trust.

5.   The purchase price of Class A shares, Class C shares, Class I shares and Class Y shares of the applicable Funds, the method of determining the net asset value of such classes of Shares and the relative dividend rights of holders of such classes of Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 as in effect at the time of issuance of such Shares.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 8th day of May, 2013.

                                                            DREYFUS INVESTMENT FUNDS

                                                            By: /s/ Jeff Prusnofsky
                                                                        Name: Jeff Prusnofsky
                                                                        Title: Vice President and Assistant Secretary